EXHIBIT 23(a)



October 1, 1997


First Great-West Life & Annuity Insurance Company
125 Wolf Road
Suite 110
Albany, New York 12205

Ladies and Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" for First Great-West Life & Annuity Insurance Company in the Prospectus contained in the Registration Statement on Form S-1 filed on the date hereof by First Great-West Life & Annuity Insurance Company with the Securities and Exchange
Commission under the Securities Act of 1933.

                                            Very truly yours,

                                         /s/ Jorden Burt Berenson & Johnson LLP

                                            Jorden Burt Berenson & Johnson LLP